UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – October 26, 2006

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH                                        1-8796                                87-0407509

(State of other jurisdiction of            (Commission File No.)             (I.R.S. Employer

incorporation or organization)                                                          Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

#

Item 2.02   Results of Operations and Financial Condition

        On October 26, 2006, Questar Corporation (the “Registrant”) issued a press release to report the Registrant’s financial results for the third quarter and nine months ended September 30, 2006. A copy of the Registrant’s release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. The information contained in Item 2.02 to this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

          (c)   Exhibits.

Exhibit No.

Exhibit

    99.1

Release issued October 26, 2006, by Questar Corporation.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

October 26, 2006

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

    99.1

Release issued October 26, 2006, by Questar Corporation.

QUESTAR NET INCOME UP 45% IN THIRD QUARTER 2006

Company Raises 2006 Earnings Guidance, Provides Initial 2007 Outlook

SALT LAKE CITY ─ Questar Corp. (NYSE:STR) – a natural gas-focused energy company – grew net income 45% in the third quarter of 2006 to $95.1 million, or $1.08 per diluted share, compared to $65.8 million, or $0.75 per diluted share, for the third quarter of 2005. Net-income growth was driven by higher natural gas production and higher realized prices for natural gas, oil and natural gas liquids (NGL) in the company’s exploration and production businesses. Third-quarter 2006 results included a $15.8 million or $0.18 per diluted share after-tax gain from the sale of assets, an $8.7 million or $0.10 per diluted share after-tax charge related to unsuccessful exploratory wells in Wyoming and Utah, and a $3.2 million or $0.04 per diluted share after-tax charge for unrealized mark-to-market losses on natural gas basis swaps.

For the first nine months of 2006, Questar net income was $322.6 million, or $3.68 per diluted share, compared to $221.7 million, or $2.55 per diluted share for the 2005 period, a 46% increase.

NET INCOME (LOSS) BY LINE OF BUSINESS

(in millions, except per share)

	3 Months Ended			9 Months Ended
	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change
Market Resources
Questar E&P	$66.0	$44.8	47%	$192.6	$115.4	67%
Wexpro	12.1	11.3	7	36.1	31.9	13
Gas Management	11.0	7.3	51	30.9	25.1	23
Energy Trading and other	2.9	1.9	53	6.4	4.3	49
Market Resources Total	92.0	65.3	41	266.0	176.7	51

Questar Pipeline	10.1	9.2	10	31.5	25.2	25
Questar Gas	(9.2)	(9.9)	7	19.5	15.4	27
Corporate and other operations	2.2	1.2	83	5.6	4.4	27
QUESTAR CORPORATION TOTAL	$95.1	$65.8	45%	$322.6	$221.7	46%

Earnings per diluted share	$1.08	$0.75		$3.68	$2.55
Average diluted shares	87.7	87.4		87.6	87.0

“All Questar operating units posted double-digit net income growth in the first nine months of 2006,” said Keith O. Rattie, Questar chairman, president and CEO. “All are on track to deliver record net income this year. Note also that Questar E&P grew production 16% in the third quarter compared to a year ago. Questar E&P has now delivered 15% or higher production growth for five straight quarters.”

THIRD-QUARTER HIGHLIGHTS

•

Questar E&P reported a 16% increase in natural gas, oil and NGL production volumes to 33.8 billion cubic feet of natural gas equivalent (Bcfe) compared to 29.2 Bcfe for the third quarter of 2005. Natural gas comprised 87% of reported volumes during the quarter.

•

Realized natural gas prices at Questar E&P rose 12% and realized crude oil and NGL prices rose 16%. Natural gas hedges increased reported revenues by $18.3 million while oil hedges reduced revenues by $6.7 million.

•

Market Resources sold non-core properties, primarily in western Colorado, and recognized an after-tax gain of $15.8 million in the quarter.

•

Questar E&P plugged and abandoned the deep exploratory portion of the Stewart Point 15-29 well on the Pinedale Anticline after failing to establish commercial production in the Hilliard and Rock Springs formations. The company recorded an after-tax charge of $6.3 million related to abandonment of the deep portion of the well, which was subsequently re-completed as a commercial well in the Lance Pool.

•

Unrealized mark-to-market losses on NYMEX/Rockies basis swaps reduced net income $3.2 million.

•

Wexpro’s investment base grew 14% to $224.8 million at September 30, 2006, compared to $197.6 million a year earlier. Wexpro produced 10.2 Bcfe during the third quarter on behalf of affiliate Questar Gas. Wexpro net income also benefited from 15% higher realized oil and NGL prices.

•

Questar Gas Management gas-gathering volumes increased 13% and total gathering margin rose 22% compared to the third quarter of 2005. Gas-processing volumes increased 56% in the third quarter of 2006 to 30.6 million MMBtu compared to 19.5 million MMBtu for the year-earlier quarter. Gross gas-processing margin increased 127% to $9.8 million.

•

Questar Pipeline net income grew 10%, driven by new transportation contracts on its southern system in central Utah and on Overthrust Pipeline.

•

Questar earned a 16.6% return on assets (ROA - defined as earnings before interest and income taxes divided by average total assets) for the trailing 12-month period ended September 30, 2006. Market Resources ROA was 21.0%, Questar Pipeline ROA was 9.1%, and Questar Gas ROA was 9.1%.

QUESTAR RAISES 2006 GUIDANCE AND PROVIDES INITIAL 2007 EARNINGS OUTLOOK

Questar now expects full-year 2006 EPS to range from $4.65 to $4.75 per diluted share. The increased guidance reflects increased production and better than previously forecast Rockies and Midcontinent natural gas prices in Questar E&P. The company now expects Questar E&P 2006 production to range from 127 to 129 Bcfe. Current forward NYMEX/Rockies and NYMEX/Midcontinent basis differentials for the remainder of 2006 are about $1.00 per thousand cubic feet (Mcf) less than those incorporated in previous earnings guidance on July 26, 2006. The narrower basis differentials more than offset the $0.50 per Mcf decrease in assumed NYMEX prices incorporated in current guidance.

Questar also provided initial 2007 net income and production estimates. The company estimates that 2007 net income could range from $5.20 to $5.50 per diluted share. The lower end of the estimate is based on an assumed average NYMEX price of $7.25 per Mcf for currently unhedged 2007 natural gas production and an average prompt-month NYMEX oil price of $60.00 per barrel applied to unhedged volumes. The upper end of the range is based on an average NYMEX gas price of $8.25 per Mcf and an average prompt-month NYMEX oil price of $65.00 per barrel applied to unhedged 2007 production. The company’s guidance excludes one-time items, assumes hedges in place on the date of this release, and assumes natural gas and oil prices and basis differentials as summarized in the following table:

EPS Guidance Assumptions

	2006	2006	2007
	Current	Previous	Initial Outlook
Earnings per share*	$4.65-$4.75	$4.50-$4.70	$5.20-$5.50
Average diluted shares (millions)	87.7	87.5	88.1
Questar E&P production – Bcfe	127-129	126-128	132-135
Pinedale wells completed	48-51	45-48	45-48
NYMEX gas price per MMBtu**	$6.50-$7.50	$7.00-$8.00	$7.25-$8.25
NYMEX/Rockies basis differential per MMBtu**	$1.25	$2.25	$2.00
NYMEX/Midcontinent basis differential per MMBtu**	$0.70	$1.50	$1.00
NYMEX crude oil price per barrel**	$60.00-$65.00	$65.00-$75.00	$60.00-$65.00
* Excludes $15.8 million of after-tax gain on asset sales in the third quarter of 2006 ** On unhedged volumes for the remainder of 2006 and full year of 2007

•

Questar E&P has hedged about 76% of forecast fourth-quarter 2006 and 65% of forecast 2007 natural gas and oil-equivalent production with fixed-price swaps. The company has hedged an additional 8%, or 2.6 Bcf of forecast remaining 2006 production and 13%, or 17.0 Bcf of forecast 2007 production with NYMEX/Rockies basis-only swaps (see table at the end of this release).

•

The company estimates that a $1.00 per MMBtu change in the average NYMEX price of natural gas for the remainder of 2006 would result in about a $0.02 change in earnings per diluted share. A $1.00 per MMBtu change in the 2007 price would change 2007 earnings $0.22 per diluted share.

•

A $10.00 per barrel change in the average NYMEX price of oil for the remainder of 2006 would result in about a $0.01 change in earnings per diluted share. A $10.00 per barrel change in the 2007 price would change 2007 earnings $0.05 per diluted share.

Questar Market Resources Net Income Up 41% in Third Quarter, 51% for First Nine

Months of 2006

Market Resources – which conducts natural gas and oil exploration, development and production, gas gathering and processing, wholesale gas and oil marketing and gas storage – reported net income of $92.0 million in the third quarter of 2006, up 41% from $65.3 million in the third quarter of 2005. For the first nine months of 2006, Market Resources net income increased 51% to $266.0 million.

Questar E&P Net Income Increases 47% in Third Quarter, 67% for First Nine Months of 2006

Questar E&P – a Market Resources subsidiary which conducts natural gas and oil exploration, development and production – benefited from growing production and higher realized prices for the third quarter and first nine months of 2006. Questar E&P reported net income of $66.0 million in the third quarter, up 47% from $44.8 million in the 2005 period. Questar E&P production increased 16% to 33.8 Bcfe compared to 29.2 Bcfe in the 2005 quarter. Natural gas comprised about 87% of Questar E&P production in the 2006 period. For the first nine months of 2006, Questar E&P net income rose 67% to $192.6 million compared to $115.4 million a year earlier, driven by an 18% increase in production and higher realized natural gas, oil and NGL prices compared to the year-earlier period.

Questar E&P – Production by Region

	3 Months Ended			9 Months Ended
	September 30,			September 30,
	2006	2005	% Change	2006*	2005	% Change
	(Bcfe)			(Bcfe)
Pinedale Anticline	10.9	8.7	25%	28.8	22.8	26%
Uinta Basin	6.5	6.6	(2)	18.9	19.2	(2)
Rockies Legacy	4.5	4.3	5	14.5	12.3	18
Subtotal – Rocky Mountains	21.9	19.6	12	62.2	54.3	15
Midcontinent	11.9	9.6	24	35.2	28.2	25
Total Questar E&P	33.8	29.2	16%	97.4	82.5	18%

*Includes 0.7 Bcfe related to settlement of an imbalance in Rockies Legacy. Without the one-time adjustment, total nine-month Questar E&P production grew 17%.

Average realized net-to-the-well natural gas prices at Questar E&P increased 12% in the third quarter of 2006 to $5.73 per Mcf compared to $5.12 per Mcf in the 2005 period. Gas hedges increased revenues $18.3 million in the third quarter of 2006. Questar E&P average realized oil and NGL price was $49.81 per barrel compared with $43.04 a year earlier, a 16% increase. Oil hedges decreased revenues $6.7 million in the third quarter of 2006. Unrealized mark-to-market losses on Rockies basis swaps reduced net income $3.2 million in the 2006 quarter.

Questar E&P – Realized Prices and Hedging Impact

	3 Months Ended			9 Months Ended
	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change

Realized natural gas price (per Mcf)	$ 5.73	$ 5.12	12%	$ 5.99	$ 4.91	22%
Hedge impact on realized price (per Mcf)	0.62	(1.54)	(140)	0.24	(0.98)	(124)

Realized oil and NGL price (per bbl)	$49.81	$43.04	16	$50.10	$40.61	23
Hedge impact on realized price (per bbl)	(9.20)	(14.61)	(37)	(8.68)	(10.01)	(13)

Unrealized mark-to-market losses on basis swaps, net (millions – before tax)	($5.1)	$0.0		($10.8)	$0.0

Questar may hedge sales prices on up to 100% of forecast production from proved reserves to lock in acceptable returns on invested capital and to protect returns, cash flow and net income from a decline in commodity prices. During the third quarter of 2006, Questar E&P continued to take advantage of higher natural gas and oil prices to hedge additional future production. The company uses basis-only swaps to protect cash flows and net income from widening natural gas-price basis differentials that may result from capacity constraints on regional gas pipelines.

Questar E&P production costs (the sum of depreciation, depletion and amortization expense, lease operating expense, general and administrative expense, allocated interest expense, and production taxes) per unit of gas-equivalent production increased 5% compared to the third quarter and the first nine months of 2005.

Questar E&P – Production Cost Structure

	3 Months Ended			9 Months Ended
	September 30,			September 30,
	2006	2005	% Change	2006	2005	% Change
	(Per Mcfe)			(Per Mcfe)
Depreciation, depletion and amortization	$1.43	$1.19	20%	$1.37	$1.17	17%
Lease operating expense	0.56	0.52	8	0.55	0.55
General and administrative expense	0.34	0.29	17	0.32	0.31	3
Allocated interest expense	0.19	0.21	(10)	0.21	0.21
Production taxes	0.45	0.61	(26)	0.45	0.53	(15)
Production costs	$2.97	$2.82	5%	$2.90	$2.77	5%

•

Depreciation, depletion and amortization expense increased due to higher costs for drilling, completion and related services, increased cost of steel casing, other tubulars and wellhead equipment, and the ongoing depletion of older, lower-cost reserves.

•

Per-unit lease operating expense increased in the third quarter due to increased costs of materials and consumables and higher well workover costs.

•

Per-unit general and administrative expense increased in the third quarter due primarily to an increase in the estimate of uncollectible accounts receivable.

•

Interest expense per unit decreased in the 2006 quarter due to refinancing of long-term debt at a lower interest rate.

•

Production taxes per unit decreased due to lower natural gas sales prices during the 2006 periods and from adjustments to prior estimates.

Wexpro Net Income Up 7% in Third Quarter, 13% for First Nine Months of 2006

Wexpro – a Market Resources subsidiary that develops and produces cost-of-service reserves for Questar Gas – reported net income of $12.1 million in the current quarter, up 7% from the third quarter of 2005. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation. Wexpro investment base at September 30, 2006, increased 14% to $224.8 million compared to $197.6 million a year earlier. Wexpro current-quarter net income also benefited from 15% higher realized oil and NGL prices. For the first nine months of 2006, Wexpro net income was $36.1 million compared to $31.9 million for the first nine months of 2005, a 13% increase. Wexpro first nine-months 2006 results benefited from 23% higher realized oil and NGL prices.

Gas Management Net Income Up 51% in Third Quarter, 23% for First Nine Months of 2006

Questar Gas Management (Gas Management) – Market Resources’ gas-gathering and processing-services business – grew net income 51% to $11.0 million in the third quarter of 2006. Gas Management results benefited from a 127% increase in gas-processing plant margin compared to the 2005 quarter. Gathering volumes were up 13% to 72.1 million MMBtu equivalent for the current quarter compared to 63.8 million MMBtu for the 2005 quarter, driven by growing Questar E&P and third-party Pinedale production and new gathering and processing projects serving third parties in the Uinta Basin. For the first nine months of 2006, Gas Management net income increased 23% to $30.9 million compared to $25.1 million in the 2005 period, driven by higher volumes and improved margins in both gathering and processing.

Questar Pipeline Net Income Up 10% in Third Quarter, 25% for First Nine Months of 2006

Questar Pipeline – a subsidiary that provides interstate natural gas-transportation and storage services – reported net income of $10.1 million in the third quarter of 2006 compared to $9.2 million in the third quarter of 2005. Third-quarter results were driven by a $3.1 million increase in transportation revenues from recent system expansions. NGL revenues were $1.5 million lower in the third quarter of 2006 compared to the prior-year quarter. Third quarter 2005 results included $2.7 million of revenues related to the settlement of allocation of NGL sales with shippers. Questar Pipeline net income was $31.5 million in the first nine months of 2006 compared with $25.2 million a year ago. Net income rose 25%, driven by $9.5 million in higher transportation revenues from system expansions and $1.7 million higher NGL revenues. Operating, maintenance, general and administrative costs per decatherm transported decreased to $0.12 in the first nine months of 2006 from $0.14 in the first nine months of 2005 due to a 13% increase in transportation volumes and a 5% decrease in expenses.

Questar Gas Seasonal Net Loss Narrows in Third Quarter, Net Income Up 27% for First Nine

Months of 2006

Questar Gas – which provides natural gas distribution services in Utah, Wyoming and Idaho – reported a seasonal loss of $9.2 million in the third quarter of 2006 compared with a loss of $9.9 million for the third quarter of 2005. Third-quarter 2006 results reflect continued customer growth and lower bad debt and depreciation expenses. In June 2006 Questar Gas implemented lower customer rates, primarily from reduced depreciation rates. Due to typically low customer usage in the third quarter, the effect of the reduced tariff had little impact on revenues; however, lower depreciation rates caused expenses to decline and resulted in a $1.0 million increase in net income. This effect is expected to reverse with higher usage in the fourth quarter, as the revenue impact of lower customer rates more than offsets decreased depreciation expense. In October 2006 Questar Gas received Public Service Commission of Utah approval for a pilot conservation enabling tariff which decouples gas margin from volumes of gas sold per customer. Questar Gas net income was $19.5 million in the first nine months of 2006 compared with $15.4 million during the same period of 2005, driven by customer growth and recovery of gas-processing costs. In 2005, gas-processing costs of $1.0 million in the third quarter and $3.6 million in the first nine months were not recovered in rates until the fourth quarter pursuant to a Utah regulatory order. At September 30, 2006, Questar Gas served 835,000 customers, up 10,000 from the end of 2005.

Third-Quarter Teleconference

Questar management will discuss third-quarter 2006 results and its outlook for the remainder of the year and beyond in a conference call with investors Friday, October 27, beginning at 9:30 a.m. EDT. The call can be accessed on the company Internet site at www.questar.com .

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $8.2 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2005. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the website to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – October 26, 2006

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Gas (Bcf) Fixed-Price Swaps			Average Price Per Mcf, Net to the Well
2006
Fourth quarter	15.6	6.1	21.7	$6.04	$6.81	$6.26

2007
First half	23.1	15.4	38.5	$6.88	$7.81	$7.25
Second half	23.5	15.6	39.1	6.88	7.81	7.25
12 months	46.6	31.0	77.6	6.88	7.81	7.25

2008
First half	16.9	12.2	29.1	$7.19	$7.98	$7.52
Second half	17.9	12.3	30.2	7.16	7.98	7.49
12 months	34.8	24.5	59.3	7.18	7.98	7.51

2009
First half	11.7	8.7	20.4	$7.05	$7.55	$7.26
Second half	12.0	8.8	20.8	7.05	7.55	7.26
12 months	23.7	17.5	41.2	7.05	7.55	7.26

				Estimated
	Gas (Bcf) Basis-Only Swaps			Average Basis Per Mcf vs. NYMEX
2006
Fourth quarter	2.6		2.6	$2.13		$2.13

2007
First half	8.4		8.4	$1.92		$1.92
Second half	8.6		8.6	1.92		1.92
12 months	17.0		17.0	1.92		1.92

2008
First half	13.6		13.6	$1.60		$1.60
Second half	13.7		13.7	1.60		1.60
12 months	27.3		27.3	1.60		1.60

2009
First half	1.7		1.7	$0.95		$0.95
Second half	1.7		1.7	0.95		0.95
12 months	3.4		3.4	0.95		0.95
9
				Estimated
	Oil (Mbbl) Fixed-Price Swaps			Average Price Per Bbl, Net to the Well

2006
Fourth quarter	313	101	414	$47.77	$59.89	$50.73

2007
First half	525	199	724	$56.85	$57.83	$57.12
Second half	534	202	736	56.85	57.83	57.12
12 months	1,059	401	1,460	56.85	57.83	57.12

2008
First half	109	73	182	$64.23	$65.30	$64.66
Second half	111	73	184	64.23	65.30	64.66
12 months	220	146	366	64.23	65.30	64.66

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		9 Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(in thousands, except per share amounts)
REVENUES
Market Resources	$427,907	$446,746	$1,227,094	$1,105,980
Questar Pipeline	25,793	22,584	76,147	59,583
Questar Gas	98,975	109,575	747,767	604,308
Corporate and other operations	2,468	4,005	11,738	13,572
TOTAL REVENUES	555,143	582,910	2,062,746	1,783,443

OPERATING EXPENSES
Cost of natural gas and other products sold	183,684	271,724	867,318	836,106
Operating and maintenance	69,514	67,057	211,867	187,116
General and administrative	34,083	31,112	96,693	93,842
Production and other taxes	27,832	30,864	87,168	83,499
Depreciation, depletion and amortization	78,808	63,542	224,831	182,174
Exploration	16,847	2,574	30,247	9,423
Abandonment and impairment of gas,
oil and other properties	1,955	1,712	5,497	4,610
TOTAL OPERATING EXPENSES	412,723	468,585	1,523,621	1,396,770

OPERATING INCOME	142,420	114,325	539,125	386,673

Net gain from asset sales	25,328	1,128	25,509	4,722
Interest and other income	3,709	3,935	9,685	5,914
Income from unconsolidated affiliates	1,801	1,910	5,333	5,131
Net unrealized mark-to-market loss on basis swaps	(5,140)		(10,754)
Loss on early extinguishment of debt			(1,746)
Interest expense	(17,814)	(17,869)	(55,006)	(51,234)
INCOME BEFORE INCOME TAXES	150,304	103,429	512,146	351,206
Income taxes	55,248	37,672	189,572	129,551
NET INCOME	$95,056	$65,757	$322,574	$221,655

EARNINGS PER COMMON SHARE
Basic	$1.11	$0.78	$3.78	$2.62
Diluted	1.08	0.75	3.68	2.55
Weighted average common shares outstanding
Used in basic calculation	85,544	84,930	85,388	84,674
Used in diluted calculation	87,706	87,353	87,558	87,043

Dividends per common share	$0.235	$0.225	$0.695	$0.665

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)
	3 Months Ended		9 Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(in thousands)

REVENUES FROM UNAFFILIATED CUSTOMERS
Questar E&P	$206,033	$158,269	$615,205	$428,116
Wexpro	6,104	6,228	16,076	14,779
Gas Management	41,518	35,561	123,251	97,743
Energy Trading and other	174,252	246,688	472,562	565,342
Market Resources total	427,907	446,746	1,227,094	1,105,980
Questar Pipeline	25,793	22,584	76,147	59,583
Questar Gas	98,975	109,575	747,767	604,308
Corporate and other operations	2,468	4,005	11,738	13,572
	$555,143	$582,910	$2,062,746	$1,783,443

REVENUES FROM AFFILIATED CUSTOMERS
Wexpro	$36,384	$31,657	$111,627	$97,845
Gas Management	3,884	3,110	11,362	9,698
Energy Trading and other	148,180	139,170	557,358	412,925
Market Resources total	188,448	173,937	680,347	520,468
Questar Pipeline	19,100	20,182	59,493	64,124
Questar Gas	1,728	1,769	4,542	4,400
Corporate and other operations	399	384	1,235	1,459
	$209,675	$196,272	$745,617	$590,451

OPERATING INCOME (LOSS)
Questar E&P	$92,592	$76,405	$315,485	$200,365
Wexpro	18,657	16,850	55,168	48,599
Gas Management	15,972	10,281	45,744	36,339
Energy Trading and other	3,730	2,878	7,825	6,892
Market Resources total	130,951	106,414	424,222	292,195
Questar Pipeline	21,938	20,218	67,597	55,921
Questar Gas	(11,273)	(12,519)	42,969	35,310
Corporate and other operations	804	212	4,337	3,247
	$142,420	$114,325	$539,125	$386,673

NET INCOME (LOSS)
Questar E&P	$66,045	$44,753	$192,635	$115,430
Wexpro	12,130	11,251	36,072	31,928
Gas Management	10,999	7,299	30,923	25,069
Energy Trading and other	2,828	1,976	6,322	4,234
Market Resources total	92,002	65,279	265,952	176,661
Questar Pipeline	10,147	9,223	31,470	25,155
Questar Gas	(9,157)	(9,905)	19,514	15,361
Corporate and other operations	2,064	1,160	5,638	4,478
	$95,056	$65,757	$322,574	$221,655

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended		9 Months Ended
	September 30		September 30
	2006	2005	2006	2005
MARKET RESOURCES
Questar E&P production volumes
Natural gas (MMcf)	29,424	25,681	85,541	71,930
Oil and natural gas liquids (Mbbl)	729	593	1,972	1,762
Total production (Bcfe)	33.8	29.2	97.4	82.5
Average daily production (MMcfe)	367	318	357	302
Questar E&P average commodity price,
net to the well
Average realized price (including hedges)
Natural gas (per Mcf)	$5.73	$5.12	$5.99	$4.91
Oil and natural gas liquids (per bbl)	$49.81	$43.04	$50.10	$40.61
Wexpro net investment base at September 30,
(millions)	$224.8	$197.6
Natural gas processing volumes
NGL sales volumes (Mgal)	20,778	24,562	65,322	64,846
Processing fee based (in thousands
of MMBtu)	30,552	19,546	87,108	43,476
Natural gas processing revenue
NGL sales price (per gal)	$0.89	$0.73	$0.89	$0.71
Processing fee based (per MMBtu)	$0.13	$0.16	$0.14	$0.16
Natural gas gathering volumes (in thousands
of MMBtu) (1)
For unaffiliated customers	41,341	35,619	109,775	101,693
For Questar Gas	9,970	10,252	30,212	32,734
For other affiliated customers	20,831	17,895	55,824	48,157
Total gathering	72,142	63,766	195,811	182,584
Gathering revenue (per MMBtu)	$0.28	$0.25	$0.29	$0.25
Natural gas and oil marketing volumes (Mdthe)
For unaffiliated customers	29,320	32,064	84,607	87,320
For affiliated customers	24,938	22,455	74,816	67,102
Total marketing	54,258	54,519	159,423	154,422

QUESTAR PIPELINE
Natural gas transportation volumes (Mdth)
For unaffiliated customers	88,115	71,257	228,991	188,252
For Questar Gas	14,936	16,594	83,074	86,545
For other affiliated customers	7,255	9,072	16,829	17,553
Total transportation	110,306	96,923	328,894	292,350
Transportation revenue (per dth)	$0.27	$0.27	$0.27	$0.27
Firm-daily transportation demand (Mdth)	2,151	1,832

QUESTAR GAS
Natural gas volumes (Mdth)
Residential and commercial sales	8,751	9,081	67,708	65,843
Industrial sales	362	1,348	2,639	4,445
Transportation for industrial customers	9,560	7,218	25,429	22,941
Total deliveries	18,673	17,647	95,776	93,229
Natural gas revenue (per dth)
Residential and commercial sales	$9.88	$9.67	$10.20	$8.23
Industrial sales	7.23	7.32	7.82	6.52
Transportation for industrial customers	$0.16	$0.18	$0.18	$0.18
Heating degree days
colder (warmer) than normal	69%	16%	(5%)	(2%)
Temperature-adjusted usage per
customer (dth)	7.9	8.8	76.4	76.9
Customers at September 30,	835,025	803,196

(1) one dth = one MMBtu

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 30,	December 31,
	2006	2005
	(in thousands)
ASSETS
Current assets
Cash and cash equivalents	$77,707	$13,360
Accounts and notes receivable, net	256,394	458,395
Fair value of derivative contracts	104,709	1,972
Inventories	145,927	125,417
Deferred income taxes – current		86,734
Other current assets	24,045	69,962
Total current assets	608,782	755,840
Property, plant and equipment	6,086,099	5,527,997
Less accumulated depreciation,
depletion and amortization	2,251,751	2,100,455
Net property, plant and equipment	3,834,348	3,427,542
Investment in unconsolidated affiliates	37,437	30,681
Goodwill	70,719	71,260
Fair value of derivative contracts	51,990
Other assets, net	73,869	71,750
	$4,677,145	$4,357,073

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term debt		$94,500
Accounts payable and accrued expenses	$405,867	557,025
Fair value of derivative contracts	13,201	222,049
Other current liabilities	49,738
Total current liabilities	468,806	873,574
Long-term debt, less current portion	1,032,394	983,200
Deferred income taxes	763,888	624,187
Fair value of derivative contracts	176	99,044
Other long-term liabilities	280,205	227,265
Common shareholders' equity	2,131,676	1,549,803
	$4,677,145	$4,357,073

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	9 Months Ended
	September 30,
	2006	2005
	(in thousands)
Operating activities
Net income	$322,574	$221,655
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	230,895	187,293
Deferred income taxes	65,166	72,997
Share-based compensation	6,907	2,990
Abandonment and impairment of gas, oil and other properties	5,497	4,610
Income from unconsolidated affiliates	(5,333)	(5,131)
Distributed income from unconsolidated affiliates	4,902	4,342
Net gain from asset sales	(25,509)	(4,722)
Loss from early extinguishment of debt	1,746
Net unrealized mark-to-market loss on basis swaps	10,754
Ineffective portion of fixed-price swaps	(106)	390
Change in operating assets and liabilities	116,499	(179,313)
Net cash provided from operating activities	733,992	305,111

Investing activities
Capital expenditures	(604,041)	(487,911)
Proceeds from asset dispositions	29,489	15,960
Net cash used in investing activities	(574,552)	(471,951)

Financing activities
Common stock	3,803	6,563
Long-term debt	45,195	199,992
Short-term debt	(94,500)	24,000
Dividends paid	(59,525)	(56,432)
Excess tax benefits from share-based compensation	9,934
Net cash (used in) provided from financing activities	(95,093)	174,123

Change in cash and cash equivalents	64,347	7,283
Beginning cash and cash equivalents	13,360	3,681
Ending cash and cash equivalents	$77,707	$10,964